FOR IMMEDIATE RELEASE

At the Company Donna Kush Managing Director, Corporate Communications (402) 827-8931 dkush@ameritrade.com	Dave Pleiss Director, Investor Relations (402) 597-5658 dpleiss@ameritrade.com
AMERITRADE MAKES EXECUTIVE CHANGES AND REALIGNS ORGANIZATIONAL FUNCTIONS
Omaha, Neb., August 8, 2005 – Ameritrade Holding Corporation (Nasdaq: AMTD) today announced the realignment of certain management team functions and related changes to three executives’ roles. The following organizational changes are effective immediately.
Asiff Hirji is assuming the role of Chief Operating Officer and is responsible for leading the operations and business development efforts at the Company. He will continue to oversee the Company’s information technology initiatives and will continue to serve as its Chief Information Officer until a new CIO is appointed.
Randy MacDonald is adding several duties of the Chief Administrative Officer to his responsibilities while maintaining his position as the Company’s Chief Financial Officer. As a result, he will now oversee the human resources, facilities and corporate communications departments in addition to regulatory reporting, business reporting, risk management and company-wide fiscal management. He will also lead the Company’s team planning the integration with TD Waterhouse Group, Inc.
Ellen Koplow, Ameritrade’s General Counsel, is adding the administration of the Corporate Audit function to her responsibilities and will continue to lead the legal and compliance departments at the Company.
“We have an exceptional management team that continuously demonstrates the ability to be nimble and embrace new challenges in order to quickly take advantage of opportunities in the industry,” said Joe Moglia, chief executive officer. “We are completely focused on pursuing our current business strategy, including a successful closing and integration with TD Waterhouse.”
The Company may also make other adjustments related to integration planning in connection with the proposed acquisition of TD Waterhouse Group, Inc., but those decisions will be made later.
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners.

A brokerage industry leader, Ameritrade, Inc.,(1) a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.
1 Ameritrade, Inc., member NASD/SIPC

Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, TD Bank Financial Group, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding TD Bank Financial Group’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.